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                                                                    Exhibit 99.2

                            CONTACT:
                                 DoubleClick:
                                       Jennifer Blum
                                       Corporate Communications
                                       212.381.5705
                                       jblum@doubleclick.net

                                       Brenda Fields
                                       Investor Relations
                                       212.381.5759
                                       bfields@doubleclick.net


                                 AdLINK:
                                       Nina Berthold
                                       Corporate Communications
                                       49.2602.961823
                                       nberthold@adlink.net


             AdLINK to ACQUIRE DOUBLECLICK'S EUROPEAN MEDIA BUSINESS

       -- Combined Entities will Form Europe's Leading Independent Online
                              Media Sales Network -

                  -- AdLINK to Sign Long Term DART Agreement --

Montabaur, Germany and New York, New York, November 13, 2001 - AdLINK Internet Media AG (SIN 549 015) has entered into an agreement to acquire the European media business of DoubleClick Inc. (Nasdaq: DCLK). The transaction is subject to AdLINK shareholder approval and is expected to close in the first quarter of 2002. This acquisition will create the leading independent online media entity in Europe and allow the combined company to capture additional revenue and streamline costs.

AdLINK will acquire the European media business of DoubleClick for a value of
30.5 million Euros in cash in addition to assuming certain liabilities. United Internet AG, AdLINK's largest shareholder, will have the option to sell 15% of AdLINK shares to DoubleClick. When this option is exercised, DoubleClick will then have an option, exercisable under certain conditions, to acquire an additional 21% of AdLINK stock from United Internet at no additional cost. In addition, DoubleClick will be represented on the AdLINK Board at the close of this transaction. In order to ensure equal treatment of all AdLINK shareholders, United Internet will make a public purchase offer of 3.83 Euros per share to AdLINK's shareholders for 37.13% of their respective shares.

The European media businesses of both partners will continue under the AdLINK brand. Over the long term, the combined AdLINK expects to increase revenues and expand the ad network's reach to over 50 percent of European Internet users. This would make AdLINK the leading independent online media sales network in Europe.




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Following the transaction, the combined AdLINK expects to represent leading international web sites such as MTV Europe, Deutsche Messe AG, Deutsche Borse, Tamedia, Modern Times Group, La Tribune, EresMas, Austria Online, ADAC, IDG, Expedia, The Independent and Der Standard. As a result of the transaction, AdLINK will also expand its business operations to Italy.

In addition, AdLINK and DoubleClick have agreed to terms of a 10-year DART ad serving agreement, which commences at the close of the transaction. The two companies will also operate under a global cooperation agreement in which each company will cross sell the other company's inventory on each other's ad networks, as well as their respective media email solutions. For the first time AdLINK customers will have the opportunity to run global campaigns.

"This transaction allows us to achieve the critical mass we need for our business model," said Michael Kleindl, CEO of AdLINK Internet Media AG. "Stability, financial strength and scale in the form of increased reach and better service offerings are crucial in our business today. Additional resources, optimised products and a comprehensive suite of digital communications solutions will provide better advertising opportunities for customers and agencies."

"While the United States has seen a tremendous amount of consolidation in the online marketing industry, Europe remains fragmented," said Kevin Ryan, CEO, DoubleClick Inc. "The transaction establishes a leading online media entity in Europe and allows DoubleClick to focus its European business on expanding its technology and email offerings. This type of structure is in line with how we treat the media businesses in Asia and Japan, which have proven to be very successful joint ventures. This deal allows DoubleClick to continue to have a stake in the European online media business, and contributes to the company's ability to become profitable in 2002."

Stephane Cordier, Vice President of International Media at DoubleClick, is expected to join AdLINK's executive management team as Chief Operating Officer. Michael Kleindl, CEO of AdLINK and Erhard Seeger, CFO of AdLINK, will continue on in their respective roles.

DoubleClick will be holding an investor call at 11am EST today to discuss this transaction. The call will be available via web cast at http://ir.doubleclick.net.


About AdLINK Internet Media AG (SIN 549 015):

AdLINK is one of the leading providers of digital marketing solutions in Europe. The company offers advertisers and advertising media a broad range of services to support advertising campaigns aimed at brand building or the strategic targeting of Internet users and the owners of digital terminals. Operating independently of media, publishing houses and agencies, the company markets online advertising space and digital marketing concepts. AdLINK has been engaged in digital advertising marketing since 1996 and is therefore a pioneer in this market segment, with extensive resources of experiences as a result of its collaboration with some 1650 customers.




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AdLINK is represented by independent subsidiaries in Austria, Belgium, Denmark,
France, Germany, the Netherlands, Norway, Spain, Sweden, Switzerland and the United Kingdom. The company markets the online advertising space on a number of high-profile European Internet sites, including Jet2 Web (Telekom Austria), Austria Online, CeBIT, Dagens Nyheter, Der Standard Online, Deutsche Borse, EuroNews, Expedia, Extrabladet, Falk-Online, GMX, Jyllands Posten, Kinepolis, La Tribune, Marco Polo, NBC Giga, Tagesanzeiger, Neuer Markt.com, QXL, Radio France, RealMadrid, Stockwatch, Skyradio, The Independent, Viag Interkom, Yahoo Norway and Yahoo Sweden. AdLINK has a total placement network of more than 625 sites in Europe generating more than 1200 million page impressions each month and access to more than 8 million opt-in newsletter subscribers as well as to 15 million double-opt-in email names. AdLINK supports the next generation of Internet marketing by means of communications solutions for brand building and brand management on the one hand and enables its clients to target selected user groups directly (permission marketing solutions, wireless, newsletters and eMail) on the other.

AdLINK maintains strategic partnerships with the Schober Information Group, Tamedia (SWX: TAMN), and Sun Microsystems (Nasdaq: SUNW).

The company has been listed on the Frankfurt Stock Exchange's Neuer Markt since May 2000. AdLINK is a member of the United Internet AG network, Europe's leading alliance of Internet companies.

About DoubleClick
DoubleClick is building the infrastructure that makes marketing work in the digital world. Combining media, data, research and technological expertise, DoubleClick allows marketers to deliver the right message, to the right person, at the right time, while helping Web publishers maximize their revenue and build their business online. DoubleClick Inc. has Global headquarters in New York City and maintains 35 offices around the world.

This press release includes forward-looking statements, including earnings and revenue projections and future plans. The results or events predicted in these statements may vary materially from actual future events or results. Factors that could cause actual events or results to differ from anticipated events or results include: customer performance challenges, intense competition in our industry, failure to manage the integration of acquired companies, lack of growth in online advertising, changes in government regulation, failure to successfully manage our international operations and other risks that are contained in documents which DoubleClick files from time to time with the Securities and Exchange Commission, including our most recent reports on Form 10-K and Form 10-Q. Also, it is DoubleClick's policy to provide such forward-looking information at least once per quarter, but we may choose to not update that information until the next quarter even if circumstances change.